# MASTER DISTRIBUTION AGREEMENT

**THIS MASTER DISTRIBUTION AGREEMENT** (this "Agreement") is made and effective as of the 10th day of May 2015 (the "Effective Date"), by and among mCig, Inc. ("mCig") and JustChill products, ("JustChill" and with mCig, the "Parties").

## RECITALS

A. JustChill is a manufacturer of cbd oil that is marked in (at present) 1ml and .5ml prefilled tanks (the "Tanks", each "Tank") and other products listed in Exhibit "A"

B. mCig, Inc. intends to act as an exclusive Master Distributor of "All" Just Chill products.

C. mCig and JustChill deem it to be in their best interests that memorialize their current and future sales and distribution arrangement under the terms and conditions herein.

D. In consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto and their respective heirs, executors, administrators, successors and assigns agree as follows:

## INTRODUCTION.

A. **Recitals, Attachments.** The foregoing Recitals are true and correct and, with any attachments hereto, are hereby incorporated by reference.

B. **Supersede.** This Agreement shall completely and entirely supersede any agreement or arrangement, whether oral or written, by or among the Parties with respect to any rights or obligations set forth in any document or otherwise.

C. **Purpose and Exclusivity.** The Parties hereto agree that mCig will use best efforts to coordinate promote and Master Distribute All products. The Parties Agree and acknowledge that only mCig is the sole and Master Distributor and will sub-distributor to any existing accounts and distributors.

## ARTICLE II

## TERMS AND CONDITIONS.

A. JustChill will provide all Products and Tanks to mCig pursuant to the following terms and conditions.

i. mCig and JustChill agree and acknowledge that all sales revenues for current and future products of JustChill will flow through mCig.

ii. mCig agrees that the average wholesale volume will not drop more than 50% from the prior month. JustChill agrees to give 30-day notice with 30-day Right to Cure any distribution volume issues or violations (60-day maximum).

iii. JustChill agrees that if the Tank prices are adjusted to below Fifteen Dollars ($15.00) per 1ml Tank and of Nine Dollars ($9.00) per .5 ml Tank, mCig's price will be adjusted to the new price

and if the wholesale price is adjusted to below Fifteen Dollars ($15.00) per 1ml Tank and of Nine Dollars ($9.00) per .5 ml Tank, mCig's price will be adjusted to the new price.

iv. mCig will be responsible for packaging, online sales, and training their sales group.

v. The Parties agree that mCig will have the rights to participate in any product trade show or convention event attended by JustChill, in which mCig shall send a representative and be permitted to demonstrate JustChill and mCig products and all Sales Leads will be forward to mCig's VP of Sales.

vi. mCig recognizes that JCP is an authorized Sub-Distributor falling under the management of mCig. JustChill agrees that mCig shall receive $0.50 per 1ml and $0.25 per .5ml bought by JCP, paid on or before the 10th of every month for the previous calendar month's volume. JustChill agrees and acknowledges that any JCP purchases will be managed and transacted through mCig accounts as Master Distributor.

vii. JustChill agrees and acknowledges that mCig is a public company and all or part of this Agreement and sales may be published in mCig's filings with the Securities and Exchange Commission.

viii. Just Chill shall indemnify mCig (including its successor and assigns) and hold it harmless at all times against and in respect of any and all damages, losses, liabilities, taxes and deficiencies, plus penalties and interest thereon, costs and expenses, and attorney's fees (whether in a court of original jurisdiction or one or more courts of appellate jurisdiction) incurred by Buyer in settlement, judgment, curing or correcting, resulting from the sale of the Tanks.

ix. Additional Terms and products offered by JustChill to be added in to this agreement at a later point in "Exhibit A".

x. In the event that JustChill Company or any and/or all product lines are bought by another company, mCig contract transfers to buyer and mCig must also be bought out.

xi. mCig will pay JustChill products 30% of Net profit after expenses from all online sales revenues of any products distributed to mCig for resale by JustChill products, paid on or before the 10th of every month for the previous calendar month's revenues.

xii. mCig has Right of First Refusal for all existing and future products created by JustChill products.

B. mCig will use best efforts to complete the order or amounts in invoices totaling a minimum of $80,000, for the initial 5,000 Units on or before May 15, 2015 and an additional 5,000 Units or amounts in invoices totaling a minimum an additional $80,000 (for an aggregate of $160,000) on or before June 1, 2015.

**ARTICLE III**

**REPRESENTATIONS, WARRANTIES AND COVENANTS.**

Each party represents and warrants to the other Parties, where designated, on and as of the Effective Date hereof, as follows:

A. **Authorization of Transaction.** Each party represents and warrants that such party has full power and authority, to execute and deliver this Agreement and to perform its obligations hereunder. Each party represents and warrants that this Agreement constitutes the valid and legally binding obligation of such party, enforceable in

accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium and other similar laws relating to the enforcement of creditor's rights generally, the availability of equitable remedies, and general equity principles.

B. **Quality of Product**. JustChill represents that cbd oil is equivalent to industry standards.

C. **Disbursements.** Disbursements shall be made as follows:

A. The net proceeds received by mCig will be distributed monthly to JustChill on a monthly basis (on or before the 10th day of the following month).

B. The $0.50 per 1ml and $0.25 per .5ml sold by JCP received by mCig, will be distributed monthly to mCig on a monthly basis (on or before the 10th day of the following month).

## ARTICLE IV

## TERMINATION OF AGREEMENT.

This Agreement shall terminate on the earlier to occur of:

A. The written agreement of mCig and JustChill;

B. By mCig, at any time in their discretion, upon written notice, if mCig determines that cbd oil provided by JustChill is not equivalent to industry standards or JustChill is prohibited or unable, for any reason to provide cbd oil or the Tanks.

Upon the termination of this Agreement, mCig will use best efforts to return any unsold Products to JustChill.

## ARTICLE V

## MISCELLANEOUS

A. Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

B. The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only on the written consent of mCig and JustChill, provided that any such amendment hereto does not diminish any rights specified herein.

C. This Agreement shall be binding on, and shall inure to the benefit of, the Parties and their respective heirs, legal representatives, successors and assigns.

D. It is intended that each section of this Agreement shall be viewed as separate and divisible, and in the event that any section shall be held to be invalid, the remaining sections shall continue to be in full force and effect.

E. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing, and shall be deemed to have been duly given (1) on the date of delivery, if delivered personally, or sent by facsimile by 3:00 p.m. local time at the place of delivery on such date, followed by an original delivered by first class mail, registered or certified, return receipt requested, postage prepaid, to the party to whom notice is to

Initials: JustChill NP MCig:______

be given, (2) within 72 hours after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, return receipt requested, postage prepaid, or (3) on the following day if sent by a nationally recognized overnight delivery services, in each case, properly addressed to the party at his address set forth on the signature page of this Agreement or any other address that any party may designate by written notice to the others.

F. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Nevada.

G. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

H. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

**IN WITNESS WHEREOF**, the Parties have executed this Agreement in duplicate as of the date first above shown.

**Just chill products LLC**

700 Atlantis Road,
Unit 201
Melbourne Florida 32904

_______________________
By: Nirajkumar Patel
Title: Managing Member

**mCig, Inc.**

800 Bellevue Way NE
Bellevue WA 98004

_______________________
By: Paul Rosenberg
Title: CEO

# Exhibit A

Below are additional products to be incorporated in the Master Distribution agreement.
Prices to mCig are listed as Master Distributor.

Other items to be added at a later point and considered part of agreement with an email approval from both sides

| PRODUCTS | BARCODE | EFFECT | MASTER DISTRIBUTION | MIDDLE MAN | STORE | RETAIL |
|---|---|---|---|---|---|---|
| BLAST HIGH ENERGY 3CAPSULES | 639385779630 | MOOD ENHANCER & ENERGY SUPPLIMENTS | $3.00 | $4.00 | $6.00 | $12.00 |
| BLAST HIGH ENERGY 2OZ LIQUID | 639385779630 | MOOD ENHANCER & ENERGY SUPPLIMENTS | $3.00 | $4.00 | $6.00 | $12.00 |
| CANNABIS mellow mood relaxation 3 capsules | 639385779647 | MOOD ENHANCER & RELAXAYION SUPPLIMETS | $3.00 | $4.00 | $6.00 | $12.00 |
| CANNABIS mellow mood relaxation 2 OZ LIQUID | 639385779647 | MOOD ENHANCER & RELAXAYION SUPPLIMETS | $3.00 | $4.00 | $6.00 | $12.00 |
| RJ SPEED ENERGY | 642049556805 | HIGH ENERGY I capsule | $5.00 | $7.00 | $10.00 | $20.00 |
| JUST CHILL GOLD KRATOM 15GM CAPSULESS THAI - 30% selling | 1010042060374 | BOTANICAL EXTRACT | $6.00 | $8.00 | $11.00 | $22.00 |
| JUST CHILL GOLD KRATOM 15GM CAPSULESS MAENGDA -60% selling | 1010042060206 | BOTANICAL EXTRACT Stronger - best selling | $7.00 | $8.00 | $12.00 | $25.00 |
| JUST CHILL GOLD KRATOM 15GM CAPSULESS RED VEIN - 10% Selling | 1010042060442 | BOTANICAL EXTRACT | $6.00 | $6.00 | $11.00 | $22.00 |
| JUST CHILL KAVA KAVA 70% EXTRACT 1GM | 7980288178604 | BOTANICAL EXTRACT - 3 capsules per pouch | $3.00 | $4.00 | $6.00 | $12.00 |
| JUST CHILL E BLISTER ( Battery & Charger) 280 mh batter with auto draw | 642049556768 | 5/10 thread | $4.50 | $5.00 | $7.00 | $15.00 |